EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S‑3 (No. 333-189394) of Pacific Coast Oil Trust of our report dated March 12, 2015 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
March 12, 2015